Exhibit 10(e)



                            DARDEN RESTAURANTS, INC.
                            2002 STOCK INCENTIVE PLAN


                       DARDEN STOCK UNITS AWARD AGREEMENT
                                 (United States)


     This Darden Stock Units Award Agreement is between Darden Restaurants, Inc., a Florida corporation (the "Company"), and you, the person named in the attached Award Certificate who is an employee of the Company or one of its Affiliates. This Agreement is effective as of the date of grant set forth in the attached Award Certificate (the "Grant Date").

     The Company wishes to award to you a number of Darden Stock Units, subject to the terms and conditions provided in this Agreement, in order to carry out the purpose of the Company's 2002 Stock Incentive Plan (the "Plan").

     Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

     1. Award of Darden Stock Units.

     The Company hereby grants to you, effective as of the Grant Date, an Award of Darden Stock Units for that number of Units set forth in the attached Award Certificate (the "Darden Stock Units"), each Darden Stock Unit representing the right to receive, on the vesting date or dates set forth in the attached Award Certificate, a cash payment in an amount equal to the Volume Weighted Average Price (as defined in Section 7 hereof) of one share of the Company's Common Stock, no par value (the "Common Stock"), on the terms and conditions set forth in this Agreement and the Award Certificate and in accordance with the terms of the Plan.

     2. Rights with Respect to the Darden Stock Units.

     The Darden Stock Units granted pursuant to the attached Award Certificate and this Agreement are not shares of Common Stock and do not and shall not give you any of the rights and privileges of a shareholder of Common Stock. Your rights with respect to the Darden Stock Units shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Darden Stock Units lapse, in accordance with
Section 3, 4 or 5 hereof.

     3. Vesting.

     Subject to the terms and conditions of this Agreement, the Darden Stock Units shall vest, and the restrictions with respect to the Darden Stock Units shall lapse, on the date or dates and in the amount or amounts set forth in the attached Award Certificate if you remain continuously employed by the Company or an Affiliate of the Company until the respective vesting dates.

     4. Change of Control.

     Notwithstanding the vesting provisions contained in Section 3 above, but subject to the other terms and conditions in this Agreement, upon the occurrence of a Change of Control (as defined below) you shall become immediately and unconditionally vested in all Darden Stock Units and the restrictions with respect to all of the Darden Stock Units shall lapse. For purposes of this Agreement, "Change of Control" shall mean any of the following events:

     (a) any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

     (b) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

     (c) the consummation of a transaction in which the Company ceases to be an independent publicly-owned corporation or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

     5. Early Vesting; Forfeiture.

     If you cease to be employed by the Company or an Affiliate of the Company prior to the vesting of the Darden Stock Units pursuant to Section 3 or 4 hereof, your rights to all of the unvested Darden Stock Units shall be immediately and irrevocably forfeited, except that:

     (a) if the Company or an Affiliate of the Company terminates your employment involuntarily and not for cause (as determined by the Committee administering the Plan) prior to the vesting of the Darden Stock Units pursuant to Section 3 or 4 hereof, and your combined age and years of service with the Company or an Affiliate of the Company equal at least 70, then any Darden Stock Units that have not vested on the date of your termination of employment but that would have vested within two years from the date of termination if your employment had continued shall become immediately vested on the date of your termination of employment;

     (b) if you retire on or after age 55 with 10 years of service with the Company or an Affiliate of the Company, prior to the vesting of the Darden Stock Units pursuant to Section 3 or 4 hereof, you will continue to vest in the Darden Stock Units as set forth in the Award Certificate; or

     (c) if you die prior to the vesting of the Darden  Stock Units  pursuant to
Section 3, 4 or 5 hereof, the Darden Stock Units will vest on a pro rata basis on the date of your death, based on the number of full months from the Grant Date to the date of your death. No transfer by will or the applicable laws of descent and distribution of any Darden Stock Units which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

     6. Restriction on Transfer.

     Until the Darden Stock Units vest pursuant to Section 3, 4 or 5 hereof, none of the Darden Stock Units may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the Darden Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Darden Stock Units.

     7. Payment of Darden Stock Units.

     No cash shall be paid to you prior to the date on which the applicable Darden Stock Units vest in accordance with the terms and conditions of the attached Award Certificate and this Award Agreement. After a Darden Stock Unit vests pursuant to Section 3, 4 or 5 hereof, the Company shall promptly make a cash payment to you in an amount equal to the Volume Weighted Average Price (as defined below) of one share of Common Stock for each vested Darden Stock Unit, subject to the payment of the applicable withholding taxes pursuant to Section 9 hereof. No shares of Common Stock shall be issued hereunder. For purposes of this Award Agreement, "Volume Weighted Average Price" shall mean the U.S. dollar amount per share of Common Stock calculated as set forth below:

     (a) If the vesting date for the Darden Stock Unit is a Trading Day (as defined below), the Volume Weighted Average Price shall be calculated by (i) adding the Daily Volume Weighted Average Price (as defined below) of the Common Stock on the vesting date to the Daily Volume Weighted Average Price of the Common Stock on the Trading Day immediately preceding the vesting date and (ii) dividing such sum by two.

     (b) If the vesting date for the Darden Stock Unit is not a Trading Day, the Volume Weighted Average Price shall be calculated by (i) adding the Daily Volume Weighted Average Price of the Common Stock on the Trading Day immediately preceding the vesting date to the Daily Volume Weighted Average Price of the Common Stock on the Trading Day immediately following the vesting date and (ii) dividing such sum by two.

     (c) For purposes of this Award Agreement, "Daily Volume Weighted Average Price" shall mean, for any Trading Day, the U.S. dollar amount per share of Common Stock calculated by (i) adding the U.S. dollar amount of each trade (computed as the transaction price times the number of shares of Common Stock traded in that transaction) during the period commencing at 9:30 a.m. Eastern Time and ending at 4:00 p.m. Eastern Time on such Trading Day and (ii) dividing such sum by the total number of shares of Common Stock traded during the period commencing at 9:30 a.m. Eastern Time and ending at 4:00 p.m. Eastern Time on such Trading Day.

     (d) For purposes of this Award Agreement, "Trading Day" shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, the principal other market on which the Common Stock is then traded.

     8. Adjustments.

     In the event that the Committee administering the Plan shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment of the Darden Stock Units is determined by the Committee administering the Plan to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the attached Award Certificate and this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of shares subject to the Darden Stock Units.

     9. Taxes.

     You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Darden Stock Units, the vesting of the Darden Stock Units, the receipt of cash upon the vesting of the Darden Stock Units and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you. In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, the Company will satisfy any applicable tax withholding obligations arising from the vesting of the Darden Stock Units by withholding a portion of the cash otherwise to be delivered equal to the amount of such taxes.

     10. General Provisions.

     (a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

     (b) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or any Affiliate of the Company. In addition, the Company or an Affiliate of the Company may at any time dismiss you from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

     (c) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

     (d) Governing Law. The internal law, and not the law of conflicts, of the State of Florida will govern all questions concerning the validity, construction and effect of this Agreement.

     (e) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

                           Darden Restaurants, Inc.
                           Supervisor, Stock Compensation Plans
                           5900 Lake Ellenor Drive
                           Orlando, FL  32809

     (f) Award Certificate. This Darden Stock Units Award Agreement is attached to and made a part of an Award Certificate and shall have no force or effect unless such Award Certificate is duly executed and delivered by the Company to you.

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